Exhibit 99.1

Masimo Announces Preliminary, Unaudited First Quarter 2020 Product Revenue
Complete first quarter 2020 financial results will be announced on Tuesday, April 28, 2020.
Irvine, California, April 1, 2020 - Masimo Corporation (Nasdaq: MASI) today announced a preliminary product revenue range for the first quarter ended March 28, 2020, and provided a business update regarding the impact of the Coronavirus (COVID-19) on the Company’s full-year 2020 outlook.
Masimo expects that its product revenue for the first quarter 2020 will range from $265 million to $271 million, which reflects reported growth of 14.9% to 17.5% over the first quarter of 2019.
The preliminary financial information presented in this press release is based on Masimo’s current expectations and may be adjusted as a result of, among other things, completion of customary quarterly review procedures. Management plans to discuss Masimo’s complete first quarter 2020 financial results after the market closes on Tuesday, April 28, 2020.
Given the uncertainties around the COVID-19 pandemic and its potential positive and potential negative impacts on our business, we are no longer offering guidance for 2020. The potential positive impacts include increased demand for our products from both direct and OEM customers, which has continued into the first days of the second quarter. The potential negative impacts include potential interruptions in our manufacturing operations and our suppliers’ manufacturing operations, and potential reductions in future demand if there has been overbuying of our products due to the pandemic.
First Quarter 2020 Financial Results Conference Call on Tuesday, April 28, 2020
The conference call to review Masimo’s complete financial results for the first quarter ended March 28, 2020 will begin at 1:30 p.m. PT (4:30 p.m. ET) on April 28, 2020 and will be hosted by Joe Kiani, Chairman and Chief Executive Officer, and Micah Young, Executive Vice President and Chief Financial Officer. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.masimo.com.
The dial-in numbers are (833) 227-5837 for domestic callers and +1 (825) 312-2251 for international callers. The reservation code for both dial-in numbers is 9649388. After the live webcast, the call will be available on Masimo’s website through May 26, 2020. In addition, a telephonic replay of the call will be available through May 12, 2020. The replay dial-in numbers are (800) 585-8367 for domestic callers and +1 (416) 621-4642 for international callers. Please use reservation code 9649388.
About Masimo
Masimo (Nasdaq: MASI) is a global medical technology company that develops and produces a wide array of industry-leading monitoring technologies, including innovative measurements, sensors, patient monitors, and automation and connectivity solutions. Our mission is to improve patient outcomes and reduce the cost of care. Masimo SET® Measure-through Motion and Low Perfusion™ pulse oximetry, introduced in 1995, has been shown in over 100 independent and objective studies to outperform other pulse oximetry technologies. Masimo SET® has also been shown to help clinicians reduce severe retinopathy of prematurity in neonates, improve CCHD screening in newborns, and, when used for continuous monitoring with Masimo Patient SafetyNet™ in post-surgical wards, reduce rapid response team activations, ICU transfers, and costs. Masimo SET® is estimated to be used on more than 100 million patients in leading hospitals and other healthcare settings around the world, and is the primary pulse oximetry at 9 of the top 10 hospitals listed in the 2018-19 U.S. News and World Report Best Hospitals Honor Roll.8 Masimo continues to refine SET® and in 2018, announced that SpO2 accuracy on RD SET™ sensors during conditions of motion has been significantly improved, providing clinicians with even greater confidence that the SpO2 values they rely on accurately reflect a patient’s physiological status. In 2005, Masimo introduced rainbow® Pulse CO-Oximetry technology, allowing noninvasive and continuous monitoring of blood constituents that previously could only be measured invasively, including total hemoglobin (SpHb®), oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), Pleth Variability Index (PVi®), RPVi™ (rainbow® PVi), and Oxygen Reserve Index (ORi™). In 2013, Masimo introduced the Root® Patient Monitoring and Connectivity Platform, built from the ground up to be as flexible and expandable as possible to facilitate the addition of other Masimo and third-party monitoring technologies; key Masimo additions include Next Generation SedLine® Brain Function Monitoring, O3® Regional Oximetry, and ISA™ Capnography with NomoLine® sampling lines. Masimo’s family of continuous and spot-check monitoring Pulse CO-Oximeters® includes devices designed for use in a variety of clinical and non-clinical scenarios, including tetherless, wearable technology, such as Radius-7® and Radius PPG™, portable devices like Rad-67™, fingertip pulse oximeters like MightySat® Rx, and devices available for use both in the hospital and at home, such as Rad-97™. Masimo hospital automation and connectivity solutions are centered around the Iris® platform, and include Iris Gateway™, Patient SafetyNet, Replica™, Halo ION™, UniView™, and Doctella™. Additional information about Masimo and its products may be found at www.masimo.com. Published clinical studies on Masimo products can be found at www.masimo.com/evidence/featured-studies/feature/.

Forward-Looking Statements
All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements about our expectations for first quarter 2020 product revenues and our full fiscal year 2020 guidance; statements regarding the impact of COVID-19 on our business and prospects, including potential interruptions in our manufacturing operations and our suppliers’ manufacturing operations, and statements regarding demand for our products. These forward-looking statements are based on management’s current expectations and beliefs and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to: risks related to the completion of the customary quarterly financial statement review procedures; risks related to global economic and marketplace uncertainties related to the COVID-19 pandemic; our dependence on Masimo SET® and Masimo rainbow SET™ products and technologies for substantially all of our revenue; any failure in protecting our intellectual property exposure to competitors’ assertions of intellectual property claims; the highly competitive nature of the markets in which we sell our products and technologies; any failure to continue developing innovative products and technologies; the lack of acceptance of any of our current or future products and technologies; obtaining regulatory approval of our current and future products and technologies; the risk that the implementation of our international realignment will not continue to produce anticipated operational and financial benefits, including a continued lower effective tax rate; the loss of our customers; the failure to retain and recruit senior management; product liability claims exposure; a failure to obtain expected returns from the amount of intangible assets we have recorded; the maintenance of our brand; the amount and type of equity awards that we may grant to employees and service providers in the future; our ongoing litigation and related matters; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), including our most recent Form 10-K, all of which you may obtain for free on the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
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Investor Contact: Eli Kammerman	Media Contact: Evan Lamb
(949) 297-7077	(949) 297-3376
ekammerman@masimo.com	elamb@masimo.com
Masimo, SET, Signal Extraction Technology, Improving Patient Outcome and Reducing Cost of Care... by Taking Noninvasive Monitoring to New Sites and Applications, rainbow, SpHb, SpOC, SpCO, SpMet, PVI and ORI are trademarks or registered trademarks of Masimo Corporation.

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